John H. Lively
The Law Offices of John H. Lively & Associates, Inc.
A Member Firm of The 1940 Act Law GroupTM
11300 Tomahawk Creek Parkway, Suite 310
Leawood, KS 66221
Phone: 913.660.0778    Fax: 913.660.9157
john.lively@1940actlawgroup.com

August 28, 2015

World Funds Trust
8730 Stony Point Parkway, Suite 205
Richmond, VA 23235

Ladies and Gentlemen:

We hereby consent to the use of our name and to the reference to our firm under the caption “Legal Counsel” in the Statement of Additional Information for the Toreador International Fund, a series portfolio of the World Funds Trust (the “Trust”), which is included in Post-Effective Amendment No. 135 to the Registration Statement under the Securities Act of 1933, as amended (No. 333-148723), and Amendment No. 136 to Registration Statement under the Investment Company Act of 1940, as amended (No. 811-22172), on Form N-1A of the Trust.

Sincerely,

/s/ John H. Lively

The Law Offices of John H. Lively & Associates, Inc.

John H. Lively
The Law Offices of John H. Lively & Associates, Inc.
A Member Firm of The 1940 Act Law GroupTM
11300 Tomahawk Creek Parkway, Suite 310
Leawood, KS 66221
Phone: 913.660.0778    Fax: 913.660.9157
john.lively@1940actlawgroup.com

August 28, 2015

World Funds Trust
8730 Stony Point Parkway, Suite 205
Richmond, VA 23235

Ladies and Gentlemen:

We hereby consent to the use of our name and to the reference to our firm under the caption “Legal Counsel” in the Statement of Additional Information for the Toreador Core Fund, a series portfolio of the World Funds Trust (the “Trust”), which is included in Post-Effective Amendment No. 135 to the Registration Statement under the Securities Act of 1933, as amended (No. 333-148723), and Amendment No. 136 to Registration Statement under the Investment Company Act of 1940, as amended (No. 811-22172), on Form N-1A of the Trust.

Sincerely,

/s/ John H. Lively

The Law Offices of John H. Lively & Associates, Inc.